Exhibit 21

                            Foamex International Inc.
                           SUBSIDIARIES OF REGISTRANT
                             as of December 31, 2001


                                                   State or Other Jurisdiction
     Subsidiaries                                     of Incorporation
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     Espumas Foamex Espana, S.L.                             Spain
     FMXI, Inc.                                              Delaware
     Foamex Asia, Inc.                                       Delaware
     Foamex Aviation, Inc.                                   Delaware
     Foamex Canada Inc.                                      Canada
     Foamex Capital Corporation                              Delaware
     Foamex Carpet Cushion, Inc.                             Delaware
     Foamex Delaware, Inc.                                   Delaware
     Foamex de Acuna, S.A. de C.V.                           Mexico
     Foamex de Mexico, S.A. de C.V.                          Mexico
     Foamex de Cuautitlan, S.A. de C.V.                      Mexico
     Foamex de Juarez, S.A. de C.V.                          Mexico
     Foamex Latin America, Inc.                              Delaware
     Foamex L.P.                                             Delaware
     Foamex Mexico, Inc.                                     Delaware
     Foamex Mexico II, Inc.                                  Delaware
     Grupo Foamex de Mexico, S.A. de C.V.                    Mexico
     JPSGP Inc.                                              Delaware
     Servicios Administrativos Foamex, S.A. de C.V.          Mexico
     Maquila Foamex, S.A. de C.V.                            Mexico
     Corte y Costura Foamex, S.A. de C.V.                    Mexico
     Administration Foamex, S.A. de C.V.                     Mexico